EXHIBIT 99.1

ACTIVCARD TO ACQUIRE PROTOCOM AND

UNDERTAKE MAJOR CORPORATE RESTRUCTURING

Company Announces Management Additions and Board Changes

FREMONT, Calif. July 27, 2005 – ActivCard Corp. (Nasdaq: ACTI) today announced that it has signed an agreement to acquire Protocom Development Systems Pty. Ltd. Under the terms of the agreement, ActivCard will make an initial cash payment of $21.0 million and issue 1.65 million shares of ActivCard common stock to Protocom shareholders. Additionally, up to 2.1 million shares will be payable on the achievement of an $18.7 million revenue milestone as set forth in the agreement. The acquisition is expected to close in the next 10 days.

Positioned for Growth and Leadership

“The acquisition positions ActivCard for strong growth and the ability to leverage each company’s customers, channels, partners and technology. ActivCard will capitalize on Protocom’s recognized leadership in enterprise single sign-on solutions (eSSO),” said Ben C. Barnes, Chief Executive Officer of ActivCard. Protocom provides its award winning SecureLogin eSSO software to more than 600 customers globally. “The combination of Protocom with ActivCard’s trusted identity solutions for enterprises, governments and financial services institutions positions the Company to become a leader in the digital identity assurance and credential management market,” Mr. Barnes added.

“Today’s announcement goes beyond the joining of two technology leaders,” said Mr. Barnes. “It’s really a much larger story about two companies with many complementary strengths and expertise. The acquisition of Protocom provides ActivCard opportunities for revenue growth, brings needed scale to the Company, adds to our senior management team, increases operational efficiencies, and accelerates our path to profitability.”

Aligned with Industry Leaders

“The acquisition will broaden ActivCard’s reach with leading identity management partner relationships from both ActivCard and Protocom, such as Novell, IBM, Microsoft, Sun Microsystems, and Hewlett Packard, as well as leading systems integrators such as Northrop Grumman, Maximus, EDS, Unisys, Lockheed Martin, Atos Origin, and Deloitte,” said Mr. Barnes. “We will continue to serve and grow in the markets of commercial enterprises, government, and financial services worldwide, and will extend our reach into healthcare.”

Restructuring

ActivCard also announced that it has initiated a plan to restructure the combined companies in order to take advantage of the complementary operating models and infrastructures and to drive the combined Company to profitability. The initial restructuring will include a reduction in force of approximately 13 percent of the total workforce, with the majority of these reductions taking place in the quarter ending September 30, 2005.

This restructuring is expected to save the combined company approximately $11.0 million per year in functional expenses. In addition to the reduction in headcount, the Company expects expense savings from a range of sources including the elimination of overlapping product development efforts and technologies, the consolidation of facilities and personnel into more flexible and lower cost locations, as well as outsourcing certain functions and reducing overall sales, marketing, general and administrative expenses.

In addition, the Company announced that Thomas Jahn has been appointed to the new position of Chief Restructuring and Integration Officer to help manage these initial integration efforts and to ensure that all the financial objectives and operational efficiency goals of the acquisition and related restructuring are met. Additionally, Mr. Jahn will be tasked with overseeing other restructuring activities designed to drive ActivCard to profitability. He will assist with other expense reduction plans, such as helping to lower fixed overhead costs, as well as work on a number of process improvements and efficiency initiatives.

“Mr. Jahn has a strong track record of transforming business functions, driving change across all facets of an organization, and building cost effective organizations,” stated Mr. Barnes. “He is a seasoned executive with a strong record of success, with significant experience turning around businesses.” Previously, Mr. Jahn worked for IBM, Philip Morris, Raychem and Tyco and has held CFO, CIO and general management positions. Mr. Jahn will report to Ben C. Barnes, ActivCard’s Chief Executive Officer, and the Board of Directors.

“We are taking decisive steps to build an integrated business with the financial strength, fiscal integrity, and a strengthened management team, with the size and scale to support the development of leading identity assurance solutions with worldwide sales and marketing,” said Mr. Barnes. “ActivCard is taking action to reduce expenses and providing a vision of how the Company can reach profitability.”

Board Change

Jason Hart, Chief Executive Officer of Protocom, will join the Board of Directors of ActivCard and assume the role of Senior Vice President, Sales and Marketing, responsible for global sales, marketing, business development, and product management functions, reporting directly to Ben C. Barnes, ActivCard’s Chief Executive

Officer. Yves Audebert will be stepping down from the Board of Directors, while retaining his position of President and Chief Strategy Officer of ActivCard. The Board of Directors is now comprised of Chairman Richard A. Kashnow, and Directors Ben C. Barnes, John A. Gordon, Clifford Gundle, Jason Hart, Montague Koppel, James E. Ousley, and Richard White.

Strategic Alternatives

“Over the past two months, the Company took a pragmatic approach in evaluating options to strategically meet the Company’s goal of profitability, objectively researching each possibility,” said Mr. Barnes. “As part of this review, we evaluated in detail many aspects of its existing businesses, including consideration of future capital requirements. The Company also announced that its Board of Directors is analyzing the utilization of its cash resources, including implementing a stock repurchase plan, declaring a cash dividend, or strategic alternatives for increasing shareholder value. The Company expects to announce its plans once final deliberations are complete,” Mr. Barnes added.

Outlook

For its fiscal year 2006, beginning October 1, 2005, ActivCard expects revenue to be in the range of $65.0 million to $75.0 million, gross margins to be in the range of 68 percent to 73 percent, and functional expenses, including sales and marketing, research and development, and general and administrative, to be in the range of $57.0 to $60.0 million. “The acquisition and restructuring provides ActivCard the opportunity to significantly reduce quarterly cash outlays and move more aggressively toward cash flow break even,” Mr. Barnes added. As a result of the acquisition and restructuring, ActivCard expects to record a charge of approximately $1.8 million in the quarter ending September 30, 2005.

Conference Call

The Company will hold a conference call at 1:30 pm Pacific Time today, July 27, 2005, to discuss the acquisition and restructuring. The call may be accessed by dialing 1-877-292-2820 domestically or 1-706-679-4390 for international callers. A live web cast of the conference call will also be available on the investor relations section of the Company’s website at www.activcard.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be available approximately one hour after the conclusion of the call. The audio replay will remain available until August 8, 2005 at 9 pm Pacific Time and can be accessed by dialing 1-800-642-1687 or 1-706-645-9291 and referencing code 8170106.

ActivCard’s regularly scheduled fiscal third quarter financial results will be announced on August 9, 2005.

About ActivCard

ActivCard is a global provider of identity assurance solutions that allow customers to issue, use and manage trusted digital identities to enable secure transactions, communication and access to information. ActivCard’s solutions include secure remote access, single sign-on, enterprise access cards, and multi-channel identification and verification. Globally, over seven million users at corporations, government agencies, and financial institutions use ActivCard solutions to safely and efficiently interact electronically. Headquartered in Fremont, California, ActivCard has development centers in the US, France, and the United Kingdom and sales and service centers in more than nine countries. For more information, visit www.activcard.com.

About Protocom Development Systems

Protocom Development Systems Pty. Ltd. is an award-winning leader in credential management solutions, recognized by the 2004 Deloitte Technology Fast 50 Awards as the fastest growing software development firm in Australia. Protocom develops innovative credential management solutions for governments and enterprises worldwide. The SecureLogin Credential Management Suite, consisting of enterprise single sign-on, advanced (strong) authentication and self-service password reset enhances security, lowers administration costs, improves employee productivity and assists enterprises with legislative compliance. Founded in 1989, Protocom is a profitable, privately held company that was incorporated in 1993. Protocom has Microsoft Gold Certified partner status and is a member of the Liberty Alliance and OATH Projects. Protocom has offices in Australia, Europe, North America, South Africa, and the United Kingdom. For further information on the Protocom SecureLogin Credential Management Suite, visit www.protocom.com, or call +1 800 5813502.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with the integration of acquired companies, products and technologies into our operations, our future operating results, changes in our management team, changes in our business focus, cost reduction initiatives and streamlining of our operations, our history of losses, the concentration of our customer base, our reliance on strategic relationships, and other risks identified in our periodic filings with the United States Securities and Exchange Commission, including, but not limited to, those appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q. Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark in the United States and other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

ActivCard Contact:

Robin Schultz

ActivCard Corp.

+1 510-745-6221

rschultz@activcard.com

ActivCard Financial Contacts:
Ragu Bhargava	Maria Riley
ActivCard Corp.	Sapphire Investor Relations, LLC
+1 510-574-0100	+1 415-399-9345
rbhargava@activcard.com	maria@sapphireinvestorrelations.com